Exhibit 10.29

THIS 4th LOAN EXTENSION (the "**Agreement**") is made and entered into on March 11th, 2019, to be considered effective as of November 15, 2018, between Stealth Technologies, Inc., a Nevada corporation (the "Company"), and Crossover Capital Fund II, LLC (the "Holder"), replacing the 3rd extension which was voided as a result of the Company failing to compensate the Holder.

WHEREAS, the Company and the Holder agree to enter into this Agreement in order to extend the maturity of the Crossover Capital Fund II $63,000 face value note dated 5/23/2017 (the Note).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

Note Maturity Extension: The Holder and the Company agree to extend the Maturity of the Note until April 15th, 2018. All other provisions of the Note will remain unchanged.

The above Maturity Extension will be contingent on the following:

1. Agreement Execution: Mutual execution of this Agreement by March 13th, 2019.

2. Compensation: The Company will compensate Crossover Capital Fund II via wire transfer in the total amount of $6,000.

3. Payment Date: Payment is received by the Holder by 5pm EDT March 29, 2019.

Further Assurances. Each party shall do and perform, or cause to be done and performed, the Note Maturity Extension.

Effectiveness. This Agreement shall become effective immediately upon the full execution of this Agreement by the Company and the Holder and shall only remain in effect provided Compensation is received by the Payment Date above. If the Compensation has not been received by the Payment Date, the Agreement will be considered null and void and the Agreement will have been deemed not to have been executed.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

By:	By:
Stealth Technologies, Inc.	Crossover Capital Fund II
Title:	Title: Manager
Date: March 9, 2019	Date: March 9, 2019